Exhibit 99.1

Penn Virginia Provides Operational Update

— Exceeds High-End of Oil Sales Volume Guidance for the Second Quarter of 2021 —

— Reduces Per Well Capital Expenditures —

HOUSTON, July 26, 2021 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ: PVAC) today announced an operational update and timing of its second quarter 2021 earnings release and conference call.

Preliminary Operational and Financial Update

•

As previously announced, Penn Virginia entered into an agreement to acquire Lonestar Resources US Inc. (“Lonestar”) in an all-stock transaction. The transaction is expected to materially increase Penn Virginia’s Free Cash Flow, production, and drilling inventory and is accretive to all key metrics. The Company also expects to realize over $20 million in annual cost synergies after the transaction has closed;

•

Exceeded the high-end of the oil guidance range, selling 20,117 barrels of oil per day (“bbl/d”) for the second quarter of 2021. Total sales volumes for the second quarter of 2021 were 24,844 barrels of oil equivalent per day (“boe/d”);

•

Reduced estimated per well costs by approximately 4% compared to initial guidance estimates for wells completed in the second quarter of 2021, driven primarily by utilizing simulfrac operations and improvements in cycle times. The more efficient operational cadence allowed Penn Virginia to complete two multi-well pads at the end of the quarter, originally scheduled for completion in early July. The cycle time improvements shifted approximately $12.2 million in capital expenditures from the third quarter into the second quarter of 2021, resulting in total capital expenditures in the second quarter of approximately $68.7 million (equating to the low-end of guidance without the effect of cycle time improvements). Both pads were turned to sales in the third quarter;

•	Maintaining 2021 capital expenditure guidance for the full year. The Company remains focused on capital discipline with a consistent two-rig development plan;

•	Generated significant Free Cash Flow(1) for the seventh consecutive quarter, lowering Net Debt(2) by approximately $30 million to $334.2 million as of June 30, 2021;

•	Realized oil price for the second quarter of 2021 of $63.54 per barrel, or $52.70 per barrel, including effects of derivatives, net(3);

•	Estimate net income for the second quarter of 2021 to be within a range of $3 million to $12 million;

•	Estimate Adjusted EBITDAX(4) for the second quarter of 2021 to be within a range of $76 million and $78 million; and

•	Obtained an updated proved developed reserve report from DeGolyer and MacNaughton (“D&M”) as of June 30, 2021.

Darrin Henke, President and Chief Executive Officer of Penn Virginia, commented, “Last quarter, after materially exceeding our oil sales guidance, we raised our second quarter and full-year guidance. I am quite pleased to announce this quarter that we again significantly exceeded the mid-point of this new guidance, topping the high end of our range while at the same time driving down costs on a per well basis and reducing our Net Debt by $30 million. I am so proud of the operational excellence being applied to what we believe is a premier oil asset. We are also incredibly excited about our recently announced acquisition of Lonestar. We believe this highly accretive Eagle Ford acquisition will result in substantial increases in Free Cash Flow, drilling inventory and production, and significant synergies, both G&A-related and operational, for the combined company. We continue our commitment to creating shareholder value through our relentless focus on maximining cash-on-cash returns, Free Cash Flow generation, capital discipline, continuous improvement, and our steadfast commitment to the communities and environment where we live and work.”

Second Quarter 2021 Conference Call

Penn Virginia plans to release its second quarter 2021 results after the market closes on Tuesday, August 3, 2021. A conference call and webcast discussing the second quarter 2021 financial and operational results is currently scheduled for Wednesday, August 4, 2021 at 10 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from August 4, 2021, through August 11, 2021, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 101588815.

Proved Developed (“PD”) Reserves

Penn Virginia, on a standalone basis (excluding the acquisition of Lonestar), obtained an updated third-party reserve report from D&M with respect to its PD reserves as of June 30, 2021. Pursuant to such reserve report, Penn Virginia’s PD reserves as of June 30, 2021, were approximately 58.0 million barrels of oil equivalent (“MMboe”). The PD reserves were calculated in accordance with Securities and Exchange Commission (“SEC”) guidelines using the pricing of $49.78 per barrel for oil and $2.43 per million British Thermal Units (MMBtu) for natural gas.

The table below sets forth the Company’s Standardized Measure and SEC PV-10 Value(5) of the Company’s PD reserves as of June 30, 2021:

June 30,
2021
(in millions)
Standardized measure of future discounted cash flows—PD reserves	$809
PV-10 Value(5) of PD reserves utilizing the SEC price guidelines	$818

The table below sets forth the Company’s Standardized Measure and SEC PV-10 Value(5) using flat pricing of $60 per barrel for oil and $2.75 per MMbtu for natural gas as of June 30, 2021:

June 30,
2021
(in millions)
Standardized measure of future discounted cash flows – PD reserves using flat pricing	$1,043
PV-10 Value(5) of PD reserves using flat pricing	$1,055

Balance Sheet and Liquidity

As of June 30, 2021, Penn Virginia had cash of $49.7 million and total debt of $383.9 million, including borrowings under its revolving credit facility of $238.9 million. Liquidity was $160.4 million as of June 30, 2021, including cash and $110.7 million available under the Company’s revolving credit facility.

Hedge Position Update

For more information regarding Penn Virginia’s commodity hedge positions, please visit the presentation section of Penn Virginia’s website at www.pennvirginia.com.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Cautionary Statements Regarding Preliminary Financial and Operational Results and Reserves

The preliminary second quarter 2021 financial and operational results included in this release have been prepared by, and are the responsibility of, our management, and not our independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”). The preliminary results presented above are not a comprehensive statement of our results for the second quarter 2021. In addition, these preliminary results have not been audited, reviewed or compiled by Grant Thornton. Accordingly, Grant Thornton does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. We are continuing to review our preliminary second quarter 2021 results, and our actual results may differ materially from these estimates because of final adjustments, the completion of our and Grant Thornton’s review and closing procedures and other developments after the date of this release. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) that have been reviewed by Grant Thornton. Important factors that could cause actual results to differ from our preliminary estimates are set forth in our “Risk Factors” set forth in our Annual Report on Form 10-K and the “Forward-Looking Statements” section below. These are estimates that should not be regarded as a representation by us or our management as to our actual results for the second quarter ended June 30, 2021. Investors should not place undue reliance on these estimates, and these preliminary results may not be indicative of future results.

The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas, and NGLs, current indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our Annual Report on Form 10-K.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Penn Virginia or Lonestar expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, (1) Penn Virginia’s future production and capital expenditures, its ability to maintain low cost structure, the impact of Gulf Coast pricing, the benefits of its hedge positions and resumption of the drilling program, and its ability to manage leverage and operate within cash flow, and (2) statements regarding the Proposed Transaction with Lonestar described herein (the “Transaction”) and as adjusted descriptions of the post-Transaction company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, type curves, opportunities and anticipated future performance. Information adjusted for the Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the possibility that shareholders of Penn Virginia may not approve the issuance of new shares of Penn Virginia common stock in the Transaction or that shareholders of Lonestar may not approve the Merger Agreement; the risk that a condition to closing of the Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; the parties do not receive regulatory approval of the Transaction; the risk that changes in Penn Virginia’s capital structure and governance, including its status as a controlled company, could have adverse effects on the market value of its securities; the ability of Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Penn Virginia’s operating results and business generally; the risk the Transaction could distract management from ongoing business operations or cause Penn Virginia to incur substantial costs; the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses, and increased number of wells per pad as expected; the ability of Penn Virginia to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves; the risk that Penn Virginia may be unable to reduce expenses or access financing or liquidity; the risk that Penn Virginia does not realize expected benefits of its hedges; the impact of the COVID-19 pandemic, any related economic downturn and any related substantial decline in demand for oil and natural gas; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Penn Virginia’s control, including those detailed in Penn Virginia’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that Penn Virginia believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Penn Virginia undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) between Penn Virginia Corporation (“Penn Virginia” or “PVAC”) and Lonestar Resources US Inc. (“Lonestar” or “LONE”), Penn Virginia intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Penn Virginia’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a document that serves as a prospectus and proxy statement of Penn Virginia and a consent solicitation statement of Lonestar (the “proxy statement/consent solicitation statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA AND LONESTAR ARE URGED TO CAREFULLY AND THOROUGHLY READ, WHEN THEY BECOME AVAILABLE, THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PENN VIRGINIA AND LONESTAR WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PENN VIRGINIA AND LONESTAR, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to shareholders of each of Penn Virginia and Lonestar. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Penn Virginia and Lonestar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Penn Virginia, including the proxy statement/consent solicitation statement/prospectus (when available), will be available free of charge from Penn Virginia’s website at www.pennvirginia.com under the “Investors” tab. Copies of documents filed with the SEC by Lonestar will be available free of charge from Lonestar’s website at www.lonestarresources.com under the “Investor Relations” tab.

Participants in the Solicitation

Penn Virginia, Lonestar and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Penn Virginia’s shareholders and the solicitation of written consents from Lonestar’s shareholders, in each case with respect to the Proposed Transaction. Information about Penn Virginia’s directors and executive officers is available in Penn Virginia’s Annual Report on Form 10-K for the 2020 fiscal year filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual meeting of shareholders filed with the SEC on April 7, 2021. Information about Lonestar’s directors and executive officers is available in Lonestar’s Annual Report on Form 10-K for the 2020 fiscal year, as amended, filed with the SEC on April 30, 2021. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Footnotes

(1)	Free Cash Flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures appear at the end of this release.

(2)

Net Debt is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)

Realized oil price, including effects of derivatives, net is a non-GAAP measure. Definitions and reconciliations of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)

Adjusted EBITDAX is a non-GAAP financial measure. Definitions and reconciliations of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(5)

PV-10 Value is a non-GAAP measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

PENN VIRGINIA CORPORATION

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Reconciliation of GAAP “Standardized Measure of Discounted Future Net Cash Flows” to Non-GAAP “PV-10”

Non-GAAP PV-10 value is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. The standardized measure of discounted future net cash flows is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. We use non-GAAP PV-10 value as one measure of the value of our estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. We believe that securities analysts and rating agencies use PV-10 value in similar ways. Our management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves.

June 30,
2021
(in millions)
Standardized measure of future discounted cash flows of proved developed reserves	$809
Present value of future income taxes discounted at 10%	9

PV-10 of proved developed reserves	$818

Add: Adjustment using flat pricing of $60/bbl WTI, $2.75/MMbtu and NGLs as 23% of WTI. Differentials of $(3.78) off WTI and ($0.05) off natural gas.	237

Adjusted PV-10 of proved developed producing reserves adjusted for pricing and differentials	$1,055

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income (loss) before loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

The following table sets forth a reconciliation of estimated net income as determined in accordance with GAAP to Estimated Adjusted EBITDAX for the three months ended June 30, 2021:

	Three Months Ended
	June 30, 2021
	(in thousands)
	Low Estimate	High Estimate
Reconciliation of Net income to Adjusted EBITDAX
Net income	$3,118	$11,850
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	5,568	5,038
Income tax expense	72	274
Depreciation, depletion and amortization	30,235	27,355
Share-based compensation	1,010	914
Adjustments for derivatives:
Net losses	56,938	51,516
Realized commodity settlements, net (1)	(20,941)	(18,947)

Adjusted EBITDAX	$76,000	$78,000

(1)

Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Reconciliation of Net Debt (non-GAAP)

Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual GAAP indebtedness.

June 30,
2021
(in thousands)
Credit Facility	$238,900
Second lien term loan, excluding unamortized discount and issue costs	144,985
Cash and cash equivalents	(49,694)

Net Debt	$334,191

Reconciliation of realized oil price, including effects of derivatives, net (non-GAAP)

We calculate our realized price for crude oil, including effects of derivatives, net as we believe this non-GAAP measure is useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. The following table reconciles our crude oil realized price calculated in accordance with GAAP to our non-GAAP realized crude oil price, including effects of derivatives, net:

$ per Bbl
Crude oil realized price	$63.54
Effect of derivatives	(10.84)

Crude oil realized price, including effects derivatives, net	$52.70

Effects of derivatives includes, as applicable to the period presented: (i) current period derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Definition and Explanation of Free Cash Flow

Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less acquisition capital plus asset divestiture proceeds plus sales and use tax refunds less oil and gas capital expenditures. Discretionary Cash Flow is defined as Net Cash Provided by Operating Activities (GAAP) less changes in working capital (current assets and liabilities). We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Our definition of Free Cash Flow may differ from the definition used by other companies. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com